RBC Capital Markets®	Filed Pursuant to Rule 433 Registration Statement No. 333-171806

The information in this preliminary terms supplement is not complete and may be changed.

Preliminary Terms Supplement

Subject to Completion:
Dated March 5, 2013

Pricing Supplement Dated March   , 2013 to the
Product Prospectus Supplement, Prospectus
Supplement, and Prospectus, Each Dated January 28, 2011
$ __________ Reverse Convertible Notes Each Linked to a Single Reference Stock Royal Bank of Canada

Royal Bank of Canada is offering twenty-three (23) separate Reverse Convertible Notes (“RevCons”). Each RevCon offering is a separate offering of RevCons linked to one, and only one, Reference Stock named below. The RevCons offered are senior unsecured obligations of Royal Bank of Canada, will pay a coupon at the interest rate specified below, and will have the terms described in the documents described above, as supplemented or modified by this terms supplement, as set forth below.

The RevCons do not guarantee any return of principal at maturity. Any payments on the RevCons are subject to our credit risk.
Investing in the RevCons involves a number of risks. See “Risk Factors” beginning on page S-1 of the prospectus supplement dated January 28, 2011, “Additional Risk Factors Specific to Your Notes” beginning on page PS-3 of the product prospectus supplement dated January 28, 2011 and “Selected Risk Considerations” beginning on P7 of this preliminary terms supplement.

The RevCons will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this terms supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Common Terms for All Twenty-three RevCons:
Issuer:	Royal Bank of Canada	Listing:	None
Pricing Date:	March 14, 2013	Principal Amount:	$1,000 per RevCons
Issuance Date:	March 19, 2013	Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)
Initial Stock Price:	The closing price of the Reference Stock on the Pricing Date.	Final Stock Price:	The closing price of the Reference Stock on the applicable Valuation Date.
Payment at Maturity (if held to maturity):	For each $1,000 principal amount, $1,000 plus any accrued and unpaid interest at maturity unless:
(i) the Final Stock Price is less than the Initial Stock Price; and
(ii) on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount, in addition to accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.

Investors could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.
Monitoring Period:	From and excluding the Pricing Date to and including the applicable Valuation Date.
Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Stock Price, subject to adjustment as described in the product prospectus supplement

Specific Terms for Each RevCon:

No.	Reference Stock	Coupon Rate	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission(1)	Proceeds to Royal Bank of Canada(1)

3887	Abercrombie & Fitch Co. (ANF)	7.25%	75%	3 Months	78008SA89	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3888	Peabody Energy Corporation (BTU)	13.50%	80%	3 Months	78008SB54	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3889	Delta Airlines, Inc. (DAL)	7.00%	80%	3 Months	78008SB21	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3890	Deckers Outdoor Corporation (DECK)	14.00%	75%	3 Months	78008SA97	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3891	Green Mountain Coffee Roasters, Inc. (GMCR)	17.25%	75%	3 Months	78008SB39	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

(continued on the next page)

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

No.	Reference Stock	Coupon Rate	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission(1)	Proceeds to Royal Bank of Canada(1)

3892	Netflix Inc. (NFLX)	15.50%	70%	3 Months	78008SB47	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3893	PulteGroup Inc. (PHM)	12.25%	80%	3 Months	78008SB62	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3894	Seagate Technology PLC (STX)	12.00%	80%	3 Months	78008SB70	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3895	United States Steel Corporation (X)	14.50%	80%	3 Months	78008SB88	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3896	Bank of America Corporation (BAC)	7.50%	80%	6 Months	78008SB96	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3997	Peabody Energy Corporation (BTU)	14.25%	80%	6 Months	78008SC79	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3898	Chesapeake Energy Corporation (CHK)	10.75%	80%	6 Months	78008SC20	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3899	Freeport-McMoRan Copper & Gold Inc. (FCX)	8.75%	80%	6 Months	78008SC46	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3900	F5 Networks, Inc (FFIV)	9.00%	75%	6 Months	78008SC38	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3901	Hewlett-Packard Company (HPQ)	9.00%	80%	6 Months	78008SC53	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3902	Joy Global Inc. (JOY)	9.75%	80%	6 Months	78008SC61	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3903	Seagate Technology PLC (STX)	13.00%	80%	6 Months	78008SC87	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3904	Valero Energy Corporation (VLO)	8.00%	80%	6 Months	78008SD29	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3905	Weatherford International Ltd. (WFT)	12.25%	80%	6 Months	78008SD37	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3906	Whirlpool Corporation (WHR)	7.50%	80%	6 Months	78008SD45	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3907	United States Steel Corporation (X)	13.25%	75%	6 Months	78008SC95	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3908	Citigroup Inc. (C)	8.25%	80%	12 Months	78008SD52	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

3909	Morgan Stanley (MS)	9.50%	80%	12 Months	78008SD60	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

(1) The price to public for RevCons sold to certain advisory accounts will be 98.75% for the 3 month RevCons, 98.50% for the 6 month RevCons and 98.00% for the 12 month RevCons. RBC Capital Markets, LLC will not receive an agent’s commission in connection with these sales.

The price at which you purchase the RevCons includes hedging costs and profits that Royal Bank of Canada or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the RevCons. As a result, you may experience an immediate and substantial decline in the market value of your RevCons on the Issue Date. See “Supplemental Plan of Distribution (Conflicts of Interest)” below.

We may use this terms supplement in the initial sale of the RevCons. In addition, RBC Capital Markets, LLC or another of our affiliates may use this terms supplement in a market-making transaction in the RevCons after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this terms supplement is being used in a market-making transaction.

RBC Capital Markets, LLC
P2

Reverse Convertible Notes Each Linked to a Single Reference Stock

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this terms supplement, the product prospectus supplement, the prospectus supplement, and the prospectus.

General:
This terms supplement relates to twenty-three (23) separate Reverse Convertible Notes (“RevCons”) offerings.  Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. Nine (9) of the Notes have a term of three months (“Three Month Notes”), twelve (12) have a term of six months (“Six Month Notes”) and two (2) have a term of twelve months (“Twelve Month Notes”). The term of each Note is indicated above.  If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes.  The Notes offered by this terms supplement do not represent Notes linked to a basket of two or more of the Reference Stocks.

Issuer:	Royal Bank of Canada (“Royal Bank”)

Issue:	Senior Medium-Term Notes, Series E

Pricing Date:	March 14, 2013

Issuance Date:	March 19, 2013

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 thereafter.

Designated Currency:	U.S. Dollars

Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)

Coupon Payment Date(s):	The coupon will be paid on 19th day of each month during the term of the Note, including the final coupon, which will be paid on the applicable Maturity Date.

Three Month Notes:

Valuation Date:	June 14, 2013

Maturity Date:	June 19, 2013

Six Month Notes:

Valuation Date:	September 16, 2013

Maturity Date:	September 19, 2013

Twelve Month Notes:

Valuation Date:	March 14, 2014

Maturity Date:	March 19, 2014

Reference Stocks:	As set forth on the cover page.

Term:	As set forth on the cover page.

RBC Capital Markets, LLC
P3

Reverse Convertible Notes Each Linked to a Single Reference Stock

Initial Stock Price:	The closing price of the Reference Stock on the Pricing Date.

Final Stock Price:	The closing price of the Reference Stock on the applicable Valuation Date.

Payment at Maturity (if held to maturity):
For each $1,000 principal amount of the Notes, the investor will receive $1,000 plus any accrued and unpaid interest at maturity unless:

(i)           the Final Stock Price is less than the Initial Stock Price; and

(ii)          on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.  If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

Investors in the Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.

Monitoring Period:	From and excluding the Pricing Date to and including the applicable Valuation Date.

Monitoring Method:	Close of Trading Day

Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Stock Price, subject to adjustment as described in the product prospectus supplement.  If this number is not a round number, then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Calculation Agent:	RBC Capital Markets, LLC

Secondary Market:
RBC Capital Markets, LLC (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date.  The amount that an investor may receive upon sale of the Notes prior to maturity may be less than the principal amount of those Notes.

Listing:	None

Settlement:	DTC global notes

Terms Incorporated in the Master Note:
All of the terms appearing above the item captioned “Secondary Market” on the cover page and pages P2, P3 and P4 of this terms supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement.

RBC Capital Markets, LLC
P4

Reverse Convertible Notes Each Linked to a Single Reference Stock

ADDITIONAL TERMS OF YOUR NOTES

You should read this terms supplement together with the prospectus dated January 28, 2011, as supplemented by the prospectus supplement dated January 28, 2011 and the product prospectus supplement dated January 28, 2011, relating to our Senior Global Medium-Term Notes, Series E, of which these Notes are a part. Capitalized terms used but not defined in this terms supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this terms supplement will control. The Notes vary from the terms described in the product prospectus supplement in several important ways. You should read this terms supplement carefully.

This terms supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated January 28, 2011 and “Additional Risk Factors Specific to the Notes” in the product prospectus supplement dated January 28, 2011, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000309/f127115424b3.htm

Prospectus Supplement dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000311/m127114424b3.htm

Product Prospectus Supplement dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000427/c24110424b5.htm

Our Central Index Key, or CIK, on the SEC Website is 1000275.  As used in this terms supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

Royal Bank of Canada has filed a registration statement (including a product supplement, and prospectus supplement and a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this document relates. Before you invest, you should read those documents and the other documents relating to this offering that Royal Bank of Canada has filed with the SEC for more complete information about Royal Bank of Canada and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Royal Bank of Canada, any agent or any dealer participating in this offering will arrange to send you the product prospectus, the prospectus supplement and the prospectus if you so request by calling toll-free 866-609-6009.

RBC Capital Markets, LLC
P5

Reverse Convertible Notes Each Linked to a Single Reference Stock

HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE AT MATURITY

The examples set forth below are provided for illustration purposes only.  The assumptions in each of the examples are purely hypothetical and do not relate to the actual performance of any Reference Stock.  The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date.  We cannot predict the actual performance of any Reference Stock.

The table below illustrates the Payment at Maturity of the Notes (excluding the final Coupon), assuming an Initial Stock Price of $100, a Barrier Price of $80.00 and an initial investment of $1,000. Hypothetical Final Stock Prices are shown in the first column on the left.  For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Stock Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period.  The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

Hypothetical Final Stock Price	If the closing market price of the Reference Stock does not fall below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	If the closing market price of the Reference Stock falls below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	Physical Delivery Amount as Number of Shares of the Reference Stock	Cash Delivery Amount
$200.00	100.00%	100.00%	n/a	n/a
$175.00	100.00%	100.00%	n/a	n/a
$150.00	100.00%	100.00%	n/a	n/a
$125.00	100.00%	100.00%	n/a	n/a
$100.00	100.00%	100.00%	n/a	n/a
$90.00	100.00%	Physical or Cash Delivery Amount	10	$900
$80.00	100.00%	Physical or Cash Delivery Amount	10	$800
$79.90	n/a	Physical or Cash Delivery Amount	10	$799
$70.00	n/a	Physical or Cash Delivery Amount	10	$700
$60.00	n/a	Physical or Cash Delivery Amount	10	$600
$50.00	n/a	Physical or Cash Delivery Amount	10	$500
$25.00	n/a	Physical or Cash Delivery Amount	10	$250
$0.00	n/a	Physical or Cash Delivery Amount	10	$0.00

RBC Capital Markets, LLC
P6

Reverse Convertible Notes Each Linked to a Single Reference Stock

The Payments at Maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical Payments at Maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the Notes or on an investment in the Reference Stock.  Please read “Additional Risk Factors Specific to Your Notes” and “Hypothetical Returns on Your Notes” in the accompanying product prospectus supplement.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments.  For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond purchased, and an option sold, by the investor (with an implicit option premium paid over time to the investor).  The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under “Supplemental Discussion of Canadian Tax Consequences” and “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks.  Investing in the Notes is not equivalent to investing directly in the applicable Reference Stock.  These risks are explained in more detail in the section “Additional Risk Factors Specific to Your Notes” in the product prospectus supplement.  In addition to the risks described in the prospectus supplement and the product prospectus supplement, you should consider the following:

•
Principal at Risk — Investors in the Notes could lose some or a substantial value of their principal amount if there is a decline in the trading price of the Reference Stock between the pricing date and the valuation date. The rate of interest payable on the Notes, which will be payable for less than one year, may not be sufficient to compensate for any such loss.

•
Market Disruption Events and Adjustments —The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement.  For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes—Consequences of Market Disruption Events” in the product prospectus supplement.

•
The Inclusion in the Purchase Price of the Notes of a Selling Concession and of Royal Bank’s Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity — The price at which you purchase of the Notes includes a selling concession (including a broker’s commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the Notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

RBC Capital Markets, LLC
P7

Reverse Convertible Notes Each Linked to a Single Reference Stock

 U.S. FEDERAL TAX INFORMATION

•
RevCon 78008SA89 (ANF): [ ]% of each stated interest payment (7.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SB54 (BTU): [ ]% of each stated interest payment (13.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SB21 (DAL): [ ]% of each stated interest payment (7.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SA97 (DECK): [ ]% of each stated interest payment (14.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SB39 (GMCR): [ ]% of each stated interest payment (17.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SB47 (NFLX): [ ]% of each stated interest payment (15.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SB62 (PHM): [ ]% of each stated interest payment (12.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SB70 (STX): [ ]% of each stated interest payment (12.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SB88 (X): [ ]% of each stated interest payment (14.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SB96 (BAC): [ ]% of each stated interest payment (7.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SC79 (BTU): [ ]% of each stated interest payment (14.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

RBC Capital Markets, LLC
P8

Reverse Convertible Notes Each Linked to a Single Reference Stock

•
RevCon 78008SC20 (CHK): [ ]% of each stated interest payment (10.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SC46 (FCX): [ ]% of each stated interest payment (8.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SC38 (FFIV): [ ]% of each stated interest payment (9.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SC53 (HPQ): [ ]% of each stated interest payment (9.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SC61 (JOY): [ ]% of each stated interest payment (9.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SC87 (STX): [ ]% of each stated interest payment (13.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SD29 (VLO): [ ]% of each stated interest payment (8.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SD37 (WFT): [ ]% of each stated interest payment (12.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SD45 (WHR): [ ]% of each stated interest payment (7.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SC95 (X): [ ]% of each stated interest payment (13.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SD52 (C): [ ]% of each stated interest payment (8.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SD60 (MS): [ ]% of each stated interest payment (9.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

RBC Capital Markets, LLC
P9

Reverse Convertible Notes Each Linked to a Single Reference Stock

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated January 28, 2011 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to your Notes.

Dividend Equivalent. A “dividend equivalent” payment is treated as a dividend from sources within the U.S. and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder (as defined in the product prospectus supplement).  Under proposed U.S. Treasury Department regulations, certain payments that are contingent upon or determined by reference to U.S. source dividends, including payments reflecting adjustments for extraordinary dividends, with respect to equity-linked instruments, including the notes, may be treated as dividend equivalents.  If enacted in their current form, the regulations will impose a withholding tax on payments made on the notes on or after January 1, 2014 that are treated as dividend equivalents.  In that case, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.  Further, non-U.S. holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the notes in order to minimize or avoid U.S. withholding taxes.

Foreign Account Tax Compliance Act. The Internal Revenue Service has issued notices and the Treasury Department has issued final regulations affecting the legislation enacted on March 18, 2010 and discussed in the product prospectus supplement under “Supplemental Discussion of U.S. Federal Income Tax Consequences — Supplemental U.S. Tax Considerations—Legislation Affecting Taxation of Notes Held By or Through Foreign Entities.” Pursuant to the final regulations, withholding requirements with respect to payments made on the Notes will generally begin no earlier than January 1, 2014, and the withholding tax will not be imposed on payments pursuant to obligations outstanding on January 1, 2014.  Account holders subject to information reporting requirements pursuant to the Foreign Account Tax Compliance Act may include holders of the Notes.  Holders are urged to consult their own tax advisors regarding the implications of this legislation and subsequent guidance on their investment in the Notes.

RBC Capital Markets, LLC
P10

Reverse Convertible Notes Each Linked to a Single Reference Stock

INFORMATION REGARDING THE ISSUERS OF THE REFERENCE STOCKS

Each Reference Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the “SEC”).  Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov.  In addition, information regarding each Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding each issuer of the Reference Stocks is derived from publicly available information.

We have not independently verified the accuracy or completeness of reports filed by each issuer with the SEC, information published by it on its respective website or in any other format, information about it obtained from any other source or the information provided below.

•
Abercrombie & Fitch Co. a specialty retailer that operates stores and direct-to-consumer operations. Through these channels, the company sells casual sportswear apparel. Its Class A common stock trades on the New York Stock Exchange under the symbol “ANF.”

•
Peabody Energy Corporation mines and markets predominantly low sulfur coal, primarily for use by electric utilities. The company also trades coal and emission allowances. The company owns and operates mines in Arizona, Colorado, New Mexico and Wyoming, Illinois, Indiana, and Australia. The company also a minority interest in a Venezuelan mine through a joint venture. Its common stock trades on the New York Stock Exchange under the symbol “BTU.”

•
Delta Air Lines, Inc. provides scheduled air transportation for passengers, freight, and mail over a network of routes throughout the United States and internationally. Its common stock trades on the New York Stock Exchange under the symbol “DAL.”

•
Deckers Outdoor Corporation designs and markets footwear and accessories. The company offers footwear for men, women and children. The company sells its products including accessories such as handbags, headwear, and outerwear, through domestic retailers and international distributors and directly to end-user consumers, through call centers, retail concept stores and retail outlet stores. Its common stock trades on the Nasdaq Global Select Market under the symbol “DECK.”

•
Green Mountain Coffee Roasters, Inc. is a specialty coffee and coffee maker business. The company provides Keurig single-cup brewing systems which includes Keurig single-cup brewer, K-Cup portion packs used by the system, as well as related accessories. The company manages operations through two business segments, the specialty coffee business unit and the Keurig business unit. Its common stock trades on the Nasdaq Global Select Market under the symbol “GMCR.”

RBC Capital Markets, LLC
P11

Reverse Convertible Notes Each Linked to a Single Reference Stock

•
Netflix Inc. is an online movie rental service. The company ships DVDs with no due dates or late fees, directly to the subscriber's address. Netflix also provides background information on DVD releases, including critic reviews, member reviews and ratings, and personalized movie recommendations. Its common stock trades on the Nasdaq Global Select Market under the symbol “NFLX.”

•
PulteGroup Inc. sells and constructs homes, and purchases, develops, and sells residential land and develops active adult communities. The company also provides mortgage financing, title insurance, and other services to home buyers. The company has operations in various markets across the United States and Puerto Rico. Its common stock trades on the New York Stock Exchange under the symbol “PHM.”

•
Seagate Technology PLC designs, manufactures, and markets hard disk drives for enterprise applications, client compute applications, client non-compute applications, personal data backup systems, portable external storage systems and digital media systems. The company also provides data storage services for businesses, including online backup, data protection and recovery solutions. Its ordinary shares trade on the Nasdaq Global Select Market under the symbol “STX.”

•
United States Steel Corporation is an integrated steel producer flat-rolled and tubular products with production operations in North America and Europe. The company uses iron ore and coke as primary raw materials for steel production. Its common stock trades on the New York Stock Exchange under the symbol “X.”

•
Bank of America Corporation accepts deposits and offers banking, investing, asset management, and other financial and risk-management products and services. The company has a mortgage lending subsidiary, and an investment banking and securities brokerage subsidiary. Its common stock trades on the New York Stock Exchange under the symbol “BAC.”

•
Chesapeake Energy Corporation produces oil and natural gas. The company's operations are focused on discovering, developing and acquiring conventional and unconventional natural gas reserves onshore in the United States. Its common stock trades on the New York Stock Exchange under the symbol “CHK.”

•
Freeport-McMoRan Copper & Gold Inc., through its subsidiary, is a copper, gold and molybdenum mining company. The company primarily mines for copper and owns mining interests in Chile and Indonesia. The company, through a subsidiary, is also involved in smelting and refining of copper concentrates. Its common stock trades on the New York Stock Exchange under the symbol “FCX.”

•
F5 Networks, Inc. provides integrated Internet traffic management solutions designed to improve the availability and performance of mission-critical Internet-based servers and applications. The company's software-based solutions manage, control and optimize Internet traffic and content. Its common stock trades on the Nasdaq Global Select Market under the symbol “FFIV.”

•
Hewlett-Packard Company provides imaging and printing systems, computing systems, and information technology services for business and home. The company's products include laser and inkjet printers, scanners, copiers and faxes, personal computers, workstations, storage solutions, and other computing and printing systems. Its common stock trades on the New York Stock Exchange under the symbol “HPQ.”

RBC Capital Markets, LLC
P12

Reverse Convertible Notes Each Linked to a Single Reference Stock

•
Joy Global Inc. manufactures and markets underground mining equipment and surface mining equipment. The company's equipment is used for the extraction of ores and minerals. Prior to December 6, 2011, its common stock traded on the NASDAQ OMX under the symbol “JOYG.” Its common stock trades on the New York Stock Exchange under the symbol “JOY.”

•
Valero Energy Corporation is an independent petroleum refining and marketing company that owns and operates refineries in the United States, Canada, and Aruba. The company produces conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products as well as diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates. Its common stock trades on the New York Stock Exchange under the symbol “VLO.”

•
Weatherford International Ltd. provides equipment and services used for the drilling, completion, and production of oil and natural gas wells. The company offers drilling and intervention services, completion systems, artificial lift systems, and compression services. The company conducts operations in substantially all of the oil and natural gas producing regions in the world. Its registered shares trades on the New York Stock Exchange under the symbol “WFT.”

•
Whirlpool Corporation manufactures and markets major home appliances. The company's principal products include laundry appliances, refrigeration and room air conditioning equipment, cooking appliances, dishwashers, and mixers and other small household appliances. The company's products are sold worldwide Its common stock trades on the New York Stock Exchange under the symbol “WHR.”

•
Citigroup Inc. is a diversified financial services holding company that provides a broad range of financial services to consumer and corporate customers around the world. The company's services include investment banking, retail brokerage, corporate banking, and cash management products and services. Its common stock trades on the New York Stock Exchange under the symbol “C.”

•
Morgan Stanley, a bank holding company, provides diversified financial services on a worldwide basis. The company operates a global securities business which serves individual and institutional investors and investment banking clients. Morgan Stanley also operates a global asset management business.  Its common stock trades on the New York Stock Exchange under the symbol “MS.”

RBC Capital Markets, LLC
P13

Reverse Convertible Notes Each Linked to a Single Reference Stock

HISTORICAL INFORMATION

The following graphs set forth the recent historical performances of each of the Reference Stocks.  In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four calendar quarters of 2010, 2011 and 2012, and the period from January 1, 2013 to March 1, 2013.

We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Financial Markets.  The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of any Reference Stock on the applicable Valuation Date.  We cannot give you assurance that the performance of any Reference Stock will not result in the loss of all or part of your investment.

RBC Capital Markets, LLC
P14

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	45.98	29.88	45.64
4/1/2010	6/30/2010	51.11	30.12	30.69
7/1/2010	9/30/2010	40.31	29.94	39.32
10/1/2010	12/31/2010	58.49	37.31	57.63

1/1/2011	3/31/2011	59.88	48.21	58.70
4/1/2011	6/30/2011	77.65	58.13	66.92
7/1/2011	9/30/2011	78.23	55.77	61.56
10/1/2011	12/30/2011	77.47	44.24	48.84

1/1/2012	3/30/2012	54.10	40.25	49.61
4/1/2012	6/29/2012	54.01	29.52	34.14
7/1/2012	9/28/2012	39.64	28.65	33.92
10/1/2012	12/31/2012	49.09	30.06	47.97

1/1/2013	3/1/2013	52.44	44.37	46.27

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P15

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	51.94	39.90	45.70
4/1/2010	6/30/2010	50.25	34.91	39.13
7/1/2010	9/30/2010	49.94	38.08	49.01
10/1/2010	12/31/2010	64.58	48.77	63.98

1/1/2011	3/31/2011	73.73	57.52	71.96
4/1/2011	6/30/2011	73.87	52.45	58.91
7/1/2011	9/30/2011	61.85	33.85	33.88
10/1/2011	12/30/2011	47.80	30.61	33.11

1/1/2012	3/30/2012	38.96	28.18	28.96
4/1/2012	6/29/2012	31.96	20.67	24.52
7/1/2012	9/28/2012	26.60	18.78	22.29
10/1/2012	12/31/2012	29.84	21.64	26.61

1/1/2013	3/1/2013	27.74	20.33	20.56

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P16

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	14.90	10.93	14.59
4/1/2010	6/30/2010	14.94	10.90	11.75
7/1/2010	9/30/2010	12.80	9.60	11.64
10/1/2010	12/31/2010	14.54	10.96	12.60

1/1/2011	3/31/2011	13.21	9.71	9.80
4/1/2011	6/30/2011	11.60	8.92	9.17
7/1/2011	9/30/2011	9.41	6.46	7.50
10/1/2011	12/30/2011	9.12	6.65	8.09

1/1/2012	3/30/2012	11.57	7.84	9.91
4/1/2012	6/29/2012	12.25	9.78	10.95
7/1/2012	9/28/2012	11.25	8.42	9.16
10/1/2012	12/31/2012	12.04	9.11	11.87

1/1/2013	3/1/2013	15.08	11.97	14.82

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P17

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	47.57	31.11	46.00
4/1/2010	6/30/2010	56.09	40.77	47.62
7/1/2010	9/30/2010	53.65	42.95	49.96
10/1/2010	12/31/2010	87.88	47.81	79.74

1/1/2011	3/31/2011	94.70	71.18	86.15
4/1/2011	6/30/2011	97.00	76.83	88.14
7/1/2011	9/30/2011	105.77	72.79	93.26
10/1/2011	12/30/2011	118.90	75.51	75.57

1/1/2012	3/30/2012	92.27	61.76	63.05
4/1/2012	6/29/2012	69.80	42.16	44.01
7/1/2012	9/28/2012	51.64	34.60	36.64
10/1/2012	12/31/2012	44.13	28.56	40.27

1/1/2013	3/1/2013	47.00	35.70	46.62

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P18

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	32.83	26.04	32.27
4/1/2010	6/30/2010	33.20	21.85	25.70
7/1/2010	9/30/2010	37.95	24.84	31.19
10/1/2010	12/31/2010	38.86	26.14	32.86

1/1/2011	3/31/2011	65.00	32.74	64.61
4/1/2011	6/30/2011	90.00	63.06	89.26
7/1/2011	9/30/2011	115.97	83.50	92.94
10/1/2011	12/30/2011	96.77	39.42	44.85

1/1/2012	3/30/2012	71.15	41.25	46.84
4/1/2012	6/29/2012	50.02	19.45	21.78
7/1/2012	9/28/2012	33.15	17.11	23.75
10/1/2012	12/31/2012	42.72	21.34	41.36

1/1/2013	3/1/2013	49.45	38.73	48.91

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P19

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	75.65	48.52	73.74
4/1/2010	6/30/2010	127.95	73.62	108.65
7/1/2010	9/30/2010	174.38	95.33	162.16
10/1/2010	12/31/2010	209.24	147.39	175.70

1/1/2011	3/31/2011	247.55	173.50	237.33
4/1/2011	6/30/2011	277.66	224.48	262.69
7/1/2011	9/30/2011	304.79	107.64	113.16
10/1/2011	12/30/2011	128.50	62.37	69.29

1/1/2012	3/30/2012	133.39	70.19	115.04
4/1/2012	6/29/2012	114.80	60.70	68.47
7/1/2012	9/28/2012	86.65	52.81	54.44
10/1/2012	12/31/2012	97.75	54.35	92.78

1/1/2013	3/1/2013	197.62	90.70	189.50

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P20

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	11.91	9.99	11.25
4/1/2010	6/30/2010	13.91	8.25	8.28
7/1/2010	9/30/2010	9.31	7.70	8.76
10/1/2010	12/31/2010	8.92	6.13	7.52

1/1/2011	3/31/2011	8.69	6.52	7.40
4/1/2011	6/30/2011	8.44	6.79	7.66
7/1/2011	9/30/2011	7.86	3.41	3.95
10/1/2011	12/30/2011	6.58	3.29	6.31

1/1/2012	3/30/2012	9.69	6.37	8.85
4/1/2012	6/29/2012	10.81	7.63	10.70
7/1/2012	9/28/2012	17.47	9.96	15.50
10/1/2012	12/31/2012	18.86	14.55	18.16

1/1/2013	3/1/2013	21.97	17.98	19.25

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P21

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	66.45	42.33	63.52
4/1/2010	6/30/2010	70.95	38.39	38.55
7/1/2010	9/30/2010	51.38	36.94	43.84
10/1/2010	12/31/2010	59.50	39.78	58.42

1/1/2011	3/31/2011	64.02	51.33	53.94
4/1/2011	6/30/2011	55.75	40.95	46.04
7/1/2011	9/30/2011	47.32	21.73	22.01
10/1/2011	12/30/2011	29.23	18.85	26.46

1/1/2012	3/30/2012	32.52	24.78	29.37
4/1/2012	6/29/2012	30.66	17.67	20.60
7/1/2012	9/28/2012	23.84	17.81	19.07
10/1/2012	12/31/2012	24.78	18.74	23.87

1/1/2013	3/1/2013	26.29	20.10	20.31

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P22

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	18.35	14.25	17.85
4/1/2010	6/30/2010	19.82	14.30	14.37
7/1/2010	9/30/2010	15.72	12.18	13.11
10/1/2010	12/31/2010	13.66	10.91	13.34

1/1/2011	3/31/2011	15.31	13.16	13.33
4/1/2011	6/30/2011	13.88	10.40	10.96
7/1/2011	9/30/2011	11.13	6.00	6.12
10/1/2011	12/30/2011	7.42	4.92	5.56

1/1/2012	3/30/2012	10.09	5.62	9.57
4/1/2012	6/29/2012	9.78	6.72	8.18
7/1/2012	9/28/2012	9.79	6.90	8.83
10/1/2012	12/31/2012	11.69	8.85	11.60

1/1/2013	3/1/2013	12.41	10.98	11.34

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P23

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	29.20	22.10	23.64
4/1/2010	6/30/2010	25.55	19.75	20.95
7/1/2010	9/30/2010	23.00	19.69	22.65
10/1/2010	12/31/2010	26.43	20.97	25.91

1/1/2011	3/31/2011	35.95	25.93	33.52
4/1/2011	6/30/2011	34.70	27.28	29.69
7/1/2011	9/30/2011	35.75	25.54	25.55
10/1/2011	12/30/2011	29.87	22.00	22.29

1/1/2012	3/30/2012	26.09	20.42	23.17
4/1/2012	6/29/2012	23.68	13.32	18.60
7/1/2012	9/28/2012	20.64	16.62	18.87
10/1/2012	12/31/2012	21.65	16.23	16.62

1/1/2013	3/1/2013	21.20	16.33	19.67

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P24

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	45.28	33.02	41.77
4/1/2010	6/30/2010	44.15	29.12	29.57
7/1/2010	9/30/2010	43.96	28.36	42.70
10/1/2010	12/31/2010	60.39	43.19	60.05

1/1/2011	3/31/2011	61.35	46.25	55.55
4/1/2011	6/30/2011	58.75	46.06	52.90
7/1/2011	9/30/2011	56.78	30.37	30.45
10/1/2011	12/30/2011	43.50	28.85	36.79

1/1/2012	3/30/2012	48.96	36.76	38.04
4/1/2012	6/29/2012	39.43	31.16	34.07
7/1/2012	9/28/2012	43.65	31.08	39.58
10/1/2012	12/31/2012	42.89	30.55	34.20

1/1/2013	3/1/2013	36.25	31.32	31.49

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P25

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	65.10	47.11	61.51
4/1/2010	6/30/2010	77.10	60.50	68.57
7/1/2010	9/30/2010	107.30	66.79	103.81
10/1/2010	12/31/2010	143.75	89.05	130.16

1/1/2011	3/31/2011	145.76	91.10	102.57
4/1/2011	6/30/2011	114.90	92.04	110.25
7/1/2011	9/30/2011	119.66	69.04	71.05
10/1/2011	12/30/2011	117.27	69.60	106.12

1/1/2012	3/30/2012	136.46	99.61	134.96
4/1/2012	6/29/2012	139.46	92.09	99.56
7/1/2012	9/28/2012	111.57	88.31	104.70
10/1/2012	12/31/2012	108.37	81.07	97.15

1/1/2013	3/1/2013	107.99	92.07	93.58

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P26

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	53.78	46.46	53.15
4/1/2010	6/30/2010	54.75	41.94	43.28
7/1/2010	9/30/2010	47.97	37.32	42.07
10/1/2010	12/31/2010	44.65	40.25	42.10

1/1/2011	3/31/2011	49.38	40.10	40.97
4/1/2011	6/30/2011	41.80	33.95	36.40
7/1/2011	9/30/2011	37.69	21.50	22.45
10/1/2011	12/30/2011	28.67	21.85	25.76

1/1/2012	3/30/2012	30.00	22.91	23.83
4/1/2012	6/29/2012	25.40	19.12	20.11
7/1/2012	9/28/2012	20.42	16.23	17.06
10/1/2012	12/31/2012	17.62	11.35	14.25

1/1/2013	3/1/2013	20.36	14.74	20.15

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P27

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	61.29	42.45	56.59
4/1/2010	6/30/2010	65.93	44.25	50.09
7/1/2010	9/30/2010	72.00	48.05	70.32
10/1/2010	12/31/2010	88.21	67.72	86.75

1/1/2011	3/31/2011	100.58	83.80	98.81
4/1/2011	6/30/2011	103.44	82.61	95.24
7/1/2011	9/30/2011	101.44	62.20	62.38
10/1/2011	12/30/2011	93.84	57.48	74.97

1/1/2012	3/30/2012	95.99	70.17	73.50
4/1/2012	6/29/2012	77.61	50.90	56.73
7/1/2012	9/28/2012	63.68	47.69	56.06
10/1/2012	12/31/2012	67.00	53.84	63.78

1/1/2013	3/1/2013	69.17	59.03	62.06

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P28

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	21.58	16.48	18.26
4/1/2010	6/30/2010	20.89	13.00	13.04
7/1/2010	9/30/2010	15.28	9.84	11.78
10/1/2010	12/31/2010	16.33	11.30	15.03

1/1/2011	3/31/2011	15.33	12.26	14.40
4/1/2011	6/30/2011	18.32	14.14	16.16
7/1/2011	9/30/2011	17.16	9.96	10.28
10/1/2011	12/30/2011	18.60	9.05	16.40

1/1/2012	3/30/2012	28.62	16.21	26.95
4/1/2012	6/29/2012	32.54	21.62	24.73
7/1/2012	9/28/2012	35.70	23.86	31.00
10/1/2012	12/31/2012	31.49	24.90	30.48

1/1/2013	3/1/2013	37.94	30.26	32.32

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P29

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	20.98	17.12	19.70
4/1/2010	6/30/2010	21.49	16.25	17.98
7/1/2010	9/30/2010	18.38	15.50	17.51
10/1/2010	12/31/2010	23.70	17.17	23.12

1/1/2011	3/31/2011	30.96	23.01	29.82
4/1/2011	6/30/2011	31.12	22.96	25.57
7/1/2011	9/30/2011	27.09	17.77	17.78
10/1/2011	12/30/2011	26.78	16.40	21.05

1/1/2012	3/30/2012	28.68	19.12	25.77
4/1/2012	6/29/2012	26.54	20.00	24.15
7/1/2012	9/28/2012	34.35	23.47	31.68
10/1/2012	12/31/2012	34.49	27.89	34.12

1/1/2013	3/1/2013	47.84	34.05	46.63

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P30

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	20.84	14.63	15.86
4/1/2010	6/30/2010	18.74	12.35	13.14
7/1/2010	9/30/2010	17.53	12.69	17.10
10/1/2010	12/31/2010	22.97	16.70	22.80

1/1/2011	3/31/2011	26.25	19.60	22.60
4/1/2011	6/30/2011	23.41	16.66	18.75
7/1/2011	9/30/2011	22.76	12.12	12.21
10/1/2011	12/30/2011	16.84	10.85	14.64

1/1/2012	3/30/2012	18.33	14.57	15.09
4/1/2012	6/29/2012	15.47	11.15	12.63
7/1/2012	9/28/2012	14.04	11.17	12.68
10/1/2012	12/31/2012	12.92	8.84	11.19

1/1/2013	3/1/2013	13.70	11.08	11.47

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P31

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	91.11	73.31	87.25
4/1/2010	6/30/2010	118.44	86.86	87.82
7/1/2010	9/30/2010	96.90	71.00	80.96
10/1/2010	12/31/2010	91.25	73.00	88.83

1/1/2011	3/31/2011	92.25	79.16	85.36
4/1/2011	6/30/2011	92.00	72.48	81.32
7/1/2011	9/30/2011	82.97	47.35	49.91
10/1/2011	12/30/2011	61.98	45.22	47.45

1/1/2012	3/30/2012	79.36	47.73	76.86
4/1/2012	6/29/2012	76.99	54.08	61.16
7/1/2012	9/28/2012	86.45	59.86	82.91
10/1/2012	12/31/2012	104.21	82.38	101.75

1/1/2013	3/1/2013	115.67	101.77	114.35

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P32

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	44.00	31.10	40.50
4/1/2010	6/30/2010	50.70	35.30	37.60
7/1/2010	9/30/2010	43.00	36.20	39.00
10/1/2010	12/31/2010	48.50	39.10	47.30

1/1/2011	3/31/2011	51.50	43.40	44.20
4/1/2011	6/30/2011	46.90	36.76	41.64
7/1/2011	9/30/2011	43.05	23.19	25.62
10/1/2011	12/30/2011	34.40	21.40	26.31

1/1/2012	3/30/2012	38.40	27.16	36.55
4/1/2012	6/29/2012	37.14	24.61	27.41
7/1/2012	9/28/2012	35.25	24.91	32.72
10/1/2012	12/31/2012	40.18	32.70	39.56

1/1/2013	3/1/2013	44.71	40.29	42.11

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P33

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	33.26	26.16	29.29
4/1/2010	6/30/2010	32.28	23.14	23.21
7/1/2010	9/30/2010	28.05	22.40	24.68
10/1/2010	12/31/2010	27.76	23.95	27.21

1/1/2011	3/31/2011	31.04	26.70	27.32
4/1/2011	6/30/2011	28.24	21.77	23.01
7/1/2011	9/30/2011	24.46	12.49	13.50
10/1/2011	12/30/2011	19.66	11.59	15.13

1/1/2012	3/30/2012	21.19	15.44	19.64
4/1/2012	6/29/2012	20.04	12.26	14.59
7/1/2012	9/28/2012	18.50	12.29	16.74
10/1/2012	12/31/2012	19.45	15.95	19.12

1/1/2013	3/1/2013	24.47	19.33	22.43

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P34

Reverse Convertible Notes Each Linked to a Single Reference Stock

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We expect that delivery of the Notes will be made against payment for the Notes on or about March 19, 2013, which is the third (3nd) business day following the Pricing Date (this settlement cycle being referred to as “T+3”). See “Plan of Distribution” in the prospectus supplement.

For additional information as to the relationship between us and RBC Capital Markets, LLC, please see the section “Plan of Distribution—Conflicts of Interest” in the prospectus.

RBC Capital Markets, LLC
P35

RBC Capital Markets®
REVERSE CONVERTIBLE NOTES I RBC STRUCTURED NOTES GROUP
Reverse Convertible Notes Each Linked to a Single Reference Stock

KEY TERMS

•	Reference Stock: One of the 23 different Reference Stocks indicated in the preliminary terms supplement.
•	Coupon Rate: Payable monthly, at the rate specified in the preliminary terms supplement.
•	Barrier Price: As specified in the preliminary terms supplement.
•	Term: 3 months, 6 months, or 12 months as specified in the preliminary terms supplement.

INVESTMENT THESIS

•
Receive a fixed monthly coupon for the term of the note, in exchange for the possible loss of principal if the value of the applicable Reference Stock declines and if that Reference Stock closes below the applicable Barrier Price during the applicable Monitoring Period.

KEY RISK FACTORS

•	The notes are subject to Royal Bank of Canada’s credit risk.
•	The notes are not principal protected.
•	You could lose some or all of your investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.
•	You could receive at maturity shares of the applicable Reference Stock or the cash value of those shares.
•	The notes are likely to have limited liquidity.

TAX

•
Each investor will agree to treat the notes as an investment unit consisting of (i) a non-contingent debt instrument subject to the rules governing short-term debt instruments and (ii) a Put Option for U.S. federal income tax purposes, as described in more detail in the product prospectus supplement.

ORDER DEADLINE

•	RBCCM will accept orders to purchase the notes until 12:00 p.m., New York City time, on March 14, 2013.

PRICING DATE: March 14, 2013	I	ISSUE DATE: March 19, 2013
IRS Circular 230 Notice:  To ensure compliance with IRS Circular 230, you are hereby notified that: (a) any discussion of federal tax issues contained or referred to herein is not intended or written to be used, and cannot be used, by you for the purpose of avoiding penalties that may be imposed on you under the Internal Revenue Code; (b) such discussion is written in connection with the promotion or marketing by us of the transactions or matters addressed herein; and (c) you should seek advice based on your particular circumstances from an independent tax advisor.